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                EXHIBIT 10.5

Amended and Restated Employment Agreement dated September 30, 1993.
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 AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    This Amended and Restated Employment Agreement entered into by and between Farah Incorporated (the
 "Company") and Michael R. Mitchell (the "Executive").

    In consideration of the following and mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

    1.   Employment.

    (a) The Company hereby employs the Executive and the Executive hereby agrees to serve as an employee of the Company or one or more of its subsidiaries on the terms and conditions set forth herein.

    (b) The employment term shall commence on the date hereof and shall end on March 1, 1996, unless mutually extended in writing by both parties within ninety (90) days prior to the expiration of such term or unless terminated under the provisions of Section 4 hereunder.

    (c)  The Executive shall serve as Executive Vice
 President,  of Farah U.S.A., Inc. or such other offices
 as the Board of the Company or its subsidiaries (the
 "Boards") shall assign and shall perform such duties
 and responsibilities as may from time to time be
 prescribed by the Boards, provided that such other
 duties and responsibilities   are consistent with the
 Executive's position.  The Executive   shall perform
 and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries.

    (d)  In connection with his employment, the
 Executive shall be based at the Company's El Paso office, or such other location as may be agreeable to both the Company and the Executive.

    2.   Compensation.

    (a) The Company and/or its subsidiaries shall pay to the Executive a minimum annual salary of $175,000, or such additional amounts as the Boards may approve
 (the "Base Salary"), payable in monthly installments on the last day of each month throughout the term of such employment, subject to Section 4 hereof. The
 Board, upon review of the Executive's performance and/or the profitability of the Company and its subsidiaries, may pay the Executive a bonus, as the Boards in their sole discretion may determine to be appropriate.

        (b) The Company and/or its subsidiaries shall pay to the Executive such amounts as may be established under any cash or equity incentive plans approved by the Boards, based upon profit performance or stock values.

    (c) During the term of his employment hereunder, the Executive shall be entitled to participate in or receive benefits under the Company's employee benefit plans and arrangements which are available to senior executive officers of the Company or its subsidiaries.
 Nothing paid to the Executive under any such plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder.

    3.   Unauthorized Disclosure and Activity.

    (a)  While employed by the Company and for a period
 of three (3) years after termination of employment, the
 Executive shall not, without a written consent of the
 Board or a person duly authorized thereby, disclose to
 any person, other than a person  to whom disclosure is
 reasonably necessary or appropriate in  connection with
 the performance by the Executive of his duties as an
 executive officer of the Company or its subsidiaries,
 any  material confidential information obtained by him
 while in the employ of the Company or its subsidiaries
 with respect to any   of the products, improvements,
 license agreements, formulas, designs, methods of manufacture, vendors or customers, the disclosure of which he knows or in the exercise of reasonable care should know, would be damaging to the Company or its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information not otherwise considered by the Boards to be confidential. The Executive shall not disclose any confidential information of the type described above, except as may be required by law in connection with any judicial or administrative proceeding or inquiry.

    (b)  In addition, the Executive shall not either
 during the term of this Agreement or within one (1)
 year following termination of employment from any
 cause, solicit any employee of the Company or its
 subsidiaries to terminate his relationship  with the
 Company or its subsidiaries or to influence an employee
 to seek employment with any competitor of the Company
 or its subsidiaries.
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    In the event of violation of any of the foregoing,
 the company or its subsidiaries may seek such redress in law or in equity to which it may be entitled; and Executive agrees that no bond shall be required to obtain any injunctive relief; and shall pay and indemnify the Company or its subsidiaries for any costs and/or reasonable attorney's fees if they are successful in such action.

 4.   Termination.

    (a) The Executive's employment hereunder shall terminate upon his death.

    (b) The Company may terminate the Executive's employment hereunder by giving written Notice of Termination to the Executive in the event of the Executive's incapacity due to physical or mental illness which prevents the proper performance of his duties set forth herein or established pursuant hereto for a substantial portion of any three (3) month period of the Executive's term of employment hereunder.

    (c) The Company may terminate the Executive's employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) willful failure to materially perform and discharge his duties and responsibilities hereunder or any breach by the Executive of the provisions of
 Section 3 herein, or (ii) misconduct that is materially injurious to the Company or its subsidiaries, or (iii) conviction of a felony involving the personal dishonesty of the Executive or moral turpitude.

    (d) Any termination by the Company pursuant to the subsections (b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The date of termination specified in the Notice of Termination shall not be earlier than the date such Notice is delivered or mailed to the Executive.

    (e)  If the Executive's employment shall be
 terminated by reason of death, his estate shall be paid all sums otherwise payable to the Executive through the end of the month in which his death occurred, and all bonus or other incentive benefits accrued or accruable to the Executive through the end of the month in which his death occurred and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment is terminated by reason of incapacity, the Executive or person charged with legal responsibility for the Executive's estate shall be paid all sums otherwise payable to the Executive, including all bonus or other benefits accrued or accruable to the Executive through the date of termination specified in the Notice of Termination, together with an amount equal to the annual base salary, to be payable in monthly installments for twelve (12) months, and the Company or its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated for Cause, the Company or its subsidiaries shall pay the Executive his Base Salary through the date of termination specified in the Notice of Termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement.

    (f) In the event of a change in control of the Company, the Executive may terminate his employment during the term of this Agreement, for Good Reason, by giving written notice to the Company which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. The date of termination specified in the notice shall be no earlier than the date such notice is delivered or mailed to the Company.
 For purposes of this Agreement:

     (i)  A "change in control" of the Company shall
 mean a change in control of a nature that would be
 required to be  reported  (assuming each such event has
 not been "previously reported")  in response to Item
 l(a) of the current Report on Form 8-K, as  in effect
 on the date hereof, pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934 (the "Exchange
 Act"), provided that, without limitation, such a change
 in control shall be deemed to have occurred at such
 time as (A) any "person", as such term is used in
 Section 14(d) of the Exchange Act, other than the
 Company, a wholly-owned subsidiary of the Company or
 any employee benefit plan of the Company, or its
 subsidiaries, is or becomes the "beneficial owner" (as
 defined in Rule 13d-3 under the Exchange Act), directly
 or indirectly, of 30% (the "Relevant Percentage") or
 more of the combined voting power of the Company's
 common stock; provided, however, the Relevant
 Percentage shall  be 40% solely in respect of any
 acquisitions of common stock by Marciano Investments,
 Inc., of any of its affiliates, or (B)  individuals who
 constitute the Board of Directors of the Company on the
 date hereof (the "Incumbent  Board") cease for any
 reason to constitute at least a majority thereof,
 provided that any  person becoming a director
 subsequent to the date hereof whose election or
 nomination for election by the Company's shareholders
 was approved by a vote of at least three quarters of
 the  directors comprising the Incumbent Board (either
 by a specific vote or by approval of the proxy
 statement of the Company in which such person is named
 as a nominee for the director without  objection to
 such nomination) shall be, for purposes of this clause
 (i), considered as though such person were a member of
 the Incumbent Board. Notwithstanding anything in the
 foregoing to the contrary, no change in control shall
 be deemed to have occurred for purposes of this
 Agreement by virtue of any transaction which results
 in the Executive, or a group of persons which includes
 the Executive, acquiring, directly or indirectly,  30%
 or more of the combined voting power of the Company's common stock.

        (ii)  "Good Reason" shall mean (A) a substantial
 adverse change in the Executive's status or position(s)
 as an executive officer of the Company or its
 subsidiaries as in effect  immediately prior to the
 change in control, including, without limitation, any
 adverse change in the Executive's status  or
 position(s) as a result of a material diminution in
 duties or responsibilities or the assignment to the
 Executive of any   duties or responsibilities which,
 in the Executive's reasonable judgment, are inconsistent with such status or position(s) or any removal of the Executive from or any failure to reappoint or reelect the Executive to such position(s)
 (except in connection with the termination of the Executive's employment for Cause or incapability, as a result of Executive's death, or by Executive other than for Good Reason); (B) a reduction by the Company or its subsidiaries in the Executive's Base Salary as in effect immediately prior to the change in control;
 or (C) the Executive' s office is moved, without his mutual consent, from the city where the Executive's office is located immediately prior to the change in control, except for required travel on the Company's and it subsidiaries' business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company or its subsidiaries prior to the change in control.

        (g)  If the Executive's employment is terminated
 (i) by the Company other than as specified in subsections 4(b) or 4(c) above (or other than by reason of the Executive's death), or (ii) by the Executive as specified in subsection 4(f) above, the Company and its subsidiaries shall continue to pay monthly, Base
 Salary to Executive for 24 months from termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement. In addition, if the Executive's employment is terminated after a change in control (i) by the Company other than as specified in subsections 4(b) or 4(c) above (or other than by reason of the Executive's death), or (ii) by the Executive as specified in subsection 4(f) above, the Company shall maintain in full force and effect for the Executive's benefit, for the same period for which severance payments are being made after such termination, all health insurance, long-term disability, life insurance and accidental death and disability benefits (collectively, the "Benefits") in which the Executive was entitled to participate immediately prior to the date of the change in control;
 provided that such continued participation is possible under the general terms and provisions of such programs, plans and arrangements providing for the Benefits; provided further that if the Executive's participation in any such plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the Benefits thereunder materially reduced, the Company and its subsidiaries shall arrange to provide the Executive with Benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the date of the change in control.
 The Company shall also make available to the Executive federal group health plan continuation coverage for the period following the period in which Benefits are provided during the severance period.

    5.   Stock  Options Upon Termination.   To the
 extent the Executive is an Optionee (as defined under the Company's 1991 Stock Option and Restricted Stock
 Plan (the "Plan")), if the Executive's employment is terminated without cause, the Executive may elect to extend the period in which he may exercise his options under the Plan to one (1) year after his termination;
 provided, however, that if such options are exercised after a period of ninety (90) days after his employment is terminated, such options will become
 Nonstatutory Options (as defined in the Plan).

    6. Notices. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

           in the case of the Company, to:
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                Farah Incorporated
                8889 Gateway West
                El Paso, Texas 79925

                P.O. Box 9519
                El Paso, Texas 79985
                Attention: Corporate Secretary

           in the case of the Executive, to:

                 Michael R. Mitchell
           738 Willow Glen
                 El Paso, Texas 79922

 or to such other address as either party shall designate by giving written notice of such change to the other party.

    7.   Miscellaneous.  No provision of this Agreement
 may be modified, waived or discharged unless such
 waiver, modification  or discharge is approved by the
 Board of Directors of the Company and agreed to in
 writing signed by the  Executive and such  officer as
 may be specifically authorized by the Board of
 Directors of the Company.  No waiver by either party
 hereto of any breach of this Agreement shall be deemed
 a waiver of similar or dissimilar provisions or
 conditions of this Agreement.  No   agreements or
 representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          9.   Survival.  The provision of this Agreement
 shall not survive the termination of the Executive's
 employment hereunder,  except that the provisions of
 Sections 3 and 4 hereof shall survive such termination
 and shall be binding upon the  Executive's personal or
 legal representative, executors,  administrators,
 successors, heirs, distributees, devisees and legatees
 and except that the provisions of such Section 4 hereof
 relating to payments and termination of the Executive's
 employment hereunder shall survive such termination
 and shall be binding upon the Company and its
 subsidiaries.
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    10.  Counterparts.  This Agreement may be executed
 in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    11.  Entire Agreement.   This Agreement constitutes
 the full  agreement and understanding of the parties
 hereto regarding the employment of the Executive with
 the Company and its  subsidiaries  and all prior
 agreements or understandings are merged herein.   This
 Agreement amends and restates that certain Employment
 Agreement by and between the Company and the Executive dated as of March 1, 1993.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of this 30th day of September, 1993.

    FARAH INCORPORATED



    By:    /s/ Richard C. Allender
 Title:    President and Chief Executive Officer


                /s/  Michael R. Mitchell
                Michael R. Mitchell, Executive